Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 30, 2008 of Och-Ziff Capital Management Group LLC (the “Company”).

We, Daniel S. Och and Joel M. Frank, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.	The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 11, 2009	/s/ Daniel S. Och
		Name:	Daniel Och
		Title:	Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

Date:	March 11, 2009	/s/ Joel M. Frank
		Name:	Joel M. Frank
		Title:	Chief Financial Officer, Executive Managing Director and Director